                                  Exhibit 23.01

                         Consent of Independent Auditors

We consent to the incorporation by reference in the following Registration Statements and related prospectuses of State Auto Financial Corporation of our report dated February 20, 2004, with respect to the consolidated financial statements and schedules of State Auto Financial Corporation and subsidiaries included in this Annual Report (Form 10-K) for the year ended December 31, 2003.

       Registration
Form     Number(s)                          Description
--------------------------------------------------------------------------------
S-8     33-44667      1991 Stock Option Plan

        33-89400

S-8     33-44666      1991 Directors' Stock Option Plan

S-8     33-41423      1991 Employee Stock Purchase and Dividend Reinvestment Plan

        333-05755

S-8     333-56336     State Auto Insurance Companies Capital Accumulation Plan

S-8     333-43882     2000 Directors' Stock Option Plan

S-8     333-43880     2000 Stock Option Plan

S-3     333-41849     Monthly Stock Purchase Plan for Independent Agents

S-3     333-90529     1998 State Auto Agents' Stock Option Plan

S-4     333-111507    6 1/4% Senior Notes due 2013

/s/ Ernst & Young LLP
Columbus, Ohio
March 8, 2004